Exhibit 99.1

Investor Contacts:	Media Contact:
Olga Guyette, Vice President-Investor Relations & Treasury (781) 356-9763 olga.guyette@haemonetics.com	Josh Gitelson, Sr. Director-Global Communications (781) 356-9776 josh.gitelson@haemonetics.com

David Trenk, Manager-Investor Relations (203) 733-4987 david.trenk@haemonetics.com

Haemonetics Completes Sale of Whole Blood Assets to GVS, S.p.A

BOSTON, Jan. 14, 2025 -- Haemonetics Corporation (NYSE: HAE), a global medical technology company focused on delivering innovative medical solutions to drive better patient outcomes, today announced that it has completed the previously announced sale of its whole blood assets to GVS, S.p.A ("GVS”), one of the world's leading manufacturers of filter solutions for applications in the healthcare and life sciences sectors. In connection with the closing of this transaction, GVS has acquired Haemonetics' portfolio of proprietary whole blood collection, processing and filtration solutions, along with Haemonetics' manufacturing facility in Covina, California where certain of these products are produced, and related equipment and assets located at Haemonetics’ manufacturing facility in Tijuana, Mexico.

The transaction comprises a total cash consideration of up to $67.8M, including $45.3M upfront after giving effect to certain customary adjustments, and up to $22.5M in contingent earn-outs over the next four years. The Company intends to use the proceeds from this transaction for general corporate purposes and additional investments in growth initiatives. Haemonetics will provide further details regarding the financial impact of this transaction on its fiscal year 2025 guidance during its third-quarter earnings call, scheduled for February 6, 2025, at 8:00 AM ET.

Haemonetics' Blood Center business will continue to manufacture and provide customers with its full line of apheresis solutions for automated blood collection. These include devices and disposable kits that support a variety of apheresis collections, including platelets, plasma and red cells, and ensure efficient blood center operations.

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements do not relate strictly to historical or current facts and may be identified by the use of words such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "forecasts," "foresees," "potential" and other words of similar meaning in conjunction with statements regarding, among other things, (i) the anticipated benefits to Haemonetics arising from the completion of the transaction; (ii) statements regarding Haemonetics’ strategies, positioning, resources, capabilities and expectations for future performance; and (iii) the assumptions underlying or relating to any such statement. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon Haemonetics' current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.

Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the failure to realize the anticipated benefits of the transaction, including from non-achievement of any commercial milestone required to receive all or part of the additional contingent consideration, or the transaction having an unanticipated impact; Haemonetics' ability to predict accurately the demand for its products and products under development and to develop strategies to address its markets successfully; and the impact of competitive products and pricing and technical innovations that could render products marketed or under development by Haemonetics obsolete. These and other factors are identified and described in more detail in Haemonetics' filings with the U.S. Securities and Exchange Commission. Haemonetics does not undertake to update these forward-looking statements.